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Exhibit 3.8

ARTICLES OF INCORPORATION

OF

BTG TECHNOLOGY RESOURCES, INC.

ARTICLE I

        The name of the corporation is BTG Technology Resources, Inc. (the "Corporation").

ARTICLE II

        The address of the principal office and the mailing address of the Corporation is 1501 Merchants Way, Niceville, Florida 32578.

ARTICLE III

        The capital stock authorized, the par value thereof, and the characteristics of such stock shall be as follows:

Number of Shares Authorized	Par Value Per Share	Class of Stock
100	$0.01	Common

ARTICLE IV

        The street address of the Corporation's initial registered office is 1201 Hays Street, City of Tallahassee, County of Leon, State of Florida 32301 and the name of its initial registered agent at such office is Corporation Service Company.

ARTICLE V

        The name and address of the Incorporator is CORPORATION Service Company, 1201 Hays Street, Tallahassee, Florida 32301.

ARTICLE VI

        This Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent not prohibited by law in existence either now or hereafter.

ARTICLE VII

        These Articles of Incorporation shall become effective at 12:01 a.m. on March 31, 1997.

        IN WITNESS WHEREOF, the undersigned, being the Incorporator named above, for the purpose of forming a corporation pursuant to the Florida Business Corporation Act of the State of Florida has signed these Articles of Incorporation this 31st day of March, 1997.

/s/ KAREN B. ROZAR Karen B. Rozar, as its agent

ACCEPTANCE OF APPOINTMENT OF REGISTERED AGENT

        The undersigned, having been named the Registered Agent of BTG Technology Systems, hereby accepts such designation and is familiar with, and accepts, the obligations of such position, as provided in Florida Statutes § 607.0505.

Corporation Service Company, Registered Agent
By:	/s/ KAREN B. ROZAR Karen B. Rozar, as its agent
Dated: March 31, 1997

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  Exhibit 3.8
ARTICLES OF INCORPORATION OF BTG TECHNOLOGY RESOURCES, INC.
ARTICLE I
ARTICLE II
ARTICLE III
ARTICLE IV
ARTICLE V
ARTICLE VI
ARTICLE VII